ADMINISTRATIVE SERVICES AGREEMENT


          ADMINISTRATIVE SERVICES AGREEMENT, dated as of _________ __, 1996 by and between Emerging Growth Portfolio, a New York trust (the "Portfolio"), and The Chase Manhattan Bank, a New York State chartered bank (the "Administrator").

                              W I T N E S S E T H:


          WHEREAS, the Portfolio is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

          WHEREAS, the Portfolio wishes to engage the Administrator to provide certain administrative and management services, and the Administrator is willing to provide such administrative and management services to the Portfolio, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

          1. Duties of the Administrator. Subject to the direction and control of the Board of Trustees of the Portfolio, the Administrator shall perform such administrative and management services as may from time to time be reasonably requested by the Portfolio, which shall include without limitation: (a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Portfolio and for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Portfolio, for Directors, officers and employees of the Administrator to serve as Trustees, officers or agents of the Portfolio if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) supervising the overall administration of the Portfolio, including negotiation of contracts and fees with and the monitoring of performance and billings of the Portfolio's transfer agent, custodian and other independent contractors or agents; (d) preparing and, if applicable, filing all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, registration fee filings, semi-annual and annual reports to investors, proxy statements and tax returns; (e) preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and investors; and (f) maintaining books and records of the Portfolio. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Portfolio's assets or the rendering of investment advice and supervision with respect thereto, nor shall the Administrator be


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deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent or custodian of the Portfolio.

          2. Allocation of Charges and Expenses. The Administrator shall pay the entire salaries and wages of all of the Portfolio's Trustees, officers and agents who devote part or all of their time to the affairs of the Administrator or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Portfolio for purposes of this Section 2. Except as provided in the foregoing sentence, the Portfolio will pay all of its own expenses including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of the Portfolio's independent auditors, of legal counsel and of any transfer agent or registrar of the Portfolio; expenses of preparing, printing and mailing reports, notices, proxy statements and reports to investors and governmental officers and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of interests of the Portfolio; expenses of meetings of investors in the Portfolio; and expenses relating to the issuance, registration and qualification of interests in the Portfolio.

          3. Compensation of Administrator. For the services to be rendered and the facilities to be provided by the Administrator hereunder, the Portfolio shall pay to the Administrator an administrative fee computed and paid monthly at an annual rate of 0.05% of the Portfolio's average daily net assets for its then-current fiscal year. If the Administrator serves as Administrator for less than the whole of any period specified in this Section 3, the compensation to the Administrator shall be prorated. For purposes of computing the fees payable to the Administrator hereunder, the value of the Portfolio's net assets shall be computed in the manner specified in the Portfolio's then-current Registration Statement under the 1940 Act.

          4. Limitation of Liability of the Administrator. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio or the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this
Section 4, the term "Administrator" shall include The Chase Manhattan Bank, N.A. and/or any of its affiliates and


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the Directors, officers and employees of The Chase Manhattan Bank, N.A. and/or of its affiliates.

          5. Activities of the Administrator. The services of the Administrator to the Portfolio are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties. It is understood that Trustees, officers, and investors of the Portfolio are or may become interested in the Administrator and/or any of its affiliates, as Directors, officers, employees, or otherwise, and that Directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Portfolio and that the Administrator and/or any of its affiliates may be or become interested in the Portfolio as an investor or otherwise.

          6. Duration, Termination and Amendments of this Agreement. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Portfolio or by the "vote of a majority of the outstanding voting securities" of the Portfolio, or by the Administrator, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment".

          The terms "vote of a majority of the outstanding voting securities" and "assignment", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

          7. Subcontracting by the Administrator. The Administrator may subcontract for the performance of its obligations hereunder with any one or more persons; provided, however, that the Administrator shall not enter into any such subcontract unless the Trustees of the Portfolio shall have approved such subcontract and found the subcontracting party to be qualified to perform the obligations sought to be subcontracted; and provided, further, that, unless the Portfolio otherwise expressly agrees in writing, the Administrator shall be as fully responsible to the Portfolio for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Portfolio has executed this Agreement not individually, but as Secretary and Treasurer under the Portfolio's Declaration of Trust, and the obligations of this Agreement are not binding upon any of the Trustees or investors of the Portfolio individually, but bind only the trust estate.


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                                   EMERGING GROWTH PORTFOLIO


                                   By: ____________________________
                                       Name:
                                       Title:

                                       As [Title] and not Individually


                                   THE CHASE MANHATTAN BANK


                                   By: ____________________________
                                       Name:
                                       Title: